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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FutureLink Corp. Stock Option Plan of our report dated March 14, 2000, except for Notes 13 and 16, as to which the date is April 29, 2000, with respect to the consolidated financial statements of FutureLink Corp. included in the Annual Report (Form 10-K-SB/A) for the year ended December 31, 1999.



                                                          Ernst & Young LLP


Orange County, California
August 11, 2000